                                                                      EXHIBIT 11

--------------------------------------------------------------------------------
                         EARNINGS PER SHARE CALCULATION
--------------------------------------------------------------------------------




                                       THREE MONTHS                   NINE MONTHS
                                          ENDED                          ENDED
                                       SEPTEMBER 30,                  SEPTEMBER 30,
                                   1997            1996           1997          1996
                               -----------    ------------   ------------  -------------
Weighted Average Shares         7,528,102       5,138,836      7,508,200      4,588,202
Outstanding

Net Loss                       $ (626,524)    $(2,701,700)   $(4,581,089)   $(5,200,913)
                               ----------     -----------    -----------    -----------
Primary Loss Per Share         $    (0.08)    $     (0.53)   $     (0.61)   $     (1.13)
                               ----------     -----------    -----------    -----------